UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2010 (February 12, 2010)

Bimini Capital Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.   Material Modifications to Rights of Security Holders.

The disclosure set forth under Item 5.03 below is incorporated herein by reference.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 12, 2010, Bimini Capital Management, Inc. (the “Company”) filed amendments to its charter (the “Charter”) with the Department of Assessments and Taxation of the State of Maryland (the “SDAT”) to effect a one-for-ten reverse stock split of its outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock (“Amendment No. 1”) and to subsequently reduce the par value of its Class A Common Stock, Class B Common Stock and Class C Common Stock (“Amendment No. 2”).  Also on February 12, 2010, the Company filed with the SDAT articles supplementary (“Articles Supplementary”) to reclassify shares of its unissued Class A Common Stock into undesignated preferred stock.

Charter Amendment Effecting One-for-Ten Reverse Stock Split of Class A, Class B and Class C Common Stock

Pursuant to Amendment No. 1, which will become effective at 12:01 a.m., Eastern time, on March 12, 2010 (the “Amendment No. 1 Effective Time”), every ten shares of the Company’s Class A Common Stock, par value $0.001 per share, every ten shares of the Company’s Class B Common Stock, par value $0.001 per share, and every ten shares of the Company’s Class C Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Amendment No. 1 Effective Time will be combined into one share of Class A Common Stock, par value $0.01 per share, one share of Class B Common Stock, par value $0.01 per share, and one share of Class C Common Stock, par value $0.01 per share, respectively.  In addition, upon the Amendment No. 1 Effective Time, references to certain dollar amounts in the Charter will be adjusted equitably in accordance with the terms thereof to give effect to the reverse stock split so that, immediately following the Amendment No. 1 Effective Time, references to “$15.00” in Sections 2(c)(i), 3(d) and 4(d) of Article V of the Charter will mean “$150.00.”

No fractional shares of the Company’s Class A Common Stock, Class B Common Stock or Class C Common Stock will be issued upon the effectiveness of Amendment No. 1.  Instead, each holder of Class A, Class B or Class C Common Stock otherwise entitled to a fractional share as a result of the reverse stock split will be entitled to receive in lieu thereof cash in an amount equal to the product of the fraction of a share multiplied by the average of the high bid and low asked prices in the over-the-counter market for the Company’s Class A Common Stock, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System on the date of the Amendment No. 1 Effective Time.  A copy of Amendment No. 1 is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

When the Company’s registered shares of Class A Common Stock begin trading on a split-adjusted basis on the Over-the-Counter Bulletin Board, they will do so under new CUSIP number 090319401.  Registered stockholders of record will receive additional details and a letter of transmittal providing instructions for the exchange of their old certificates as soon as practicable following the effectiveness of the reverse stock split.

Charter Amendment Decreasing Par Value of Class A, Class B and Class C Common Stock

Pursuant to Amendment No. 2, which will become effective at 12:02 a.m., Eastern time, on March 12, 2010 (the “Amendment No. 2 Effective Time”), the par value of the Company’s issued and outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock immediately prior to the Amendment No. 2 Effective Time will be decreased from $0.01 per share to $0.001 per share in each case.

Neither the reverse stock split, nor Amendment No. 1, nor Amendment No. 2 will change the total number of authorized shares of capital stock of the Company.  A copy of Amendment No. 2 is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Articles Supplementary Reclassifying Unissued Class A Common Stock as Preferred Stock

Following the Amendment No. 2 Effective Time, pursuant to the Articles Supplementary, 5,000,000 shares of the Company’s authorized but unissued Class A Common Stock, par value $0.001 per share, will be reclassified as undesignated preferred stock, par value $0.001 per share (which will not consist of the Company’s Class A or Class B Redeemable Preferred Stock).  A copy of the Articles Supplementary setting forth the terms of the reclassification is attached hereto as Exhibit 3.3 and is incorporated herein by reference.

As a result of the actions described above, as of the time of effectiveness of the Articles Supplementary, the Company will have (i) 98,000,000 shares of Class A Common Stock, par value $0.001 per share, authorized and approximately 10,005,225 shares of Class A Common Stock, par value $0.001 per share, outstanding, (ii) 1,000,000 shares of Class B Common Stock, par value $0.001 per share, authorized and approximately 31,938 shares of Class B Common Stock, par value $0.001 per share, outstanding, (iii) 1,000,000 shares of Class C Common Stock, par value $0.001 per share, authorized and approximately 31,938 shares of Class C Common Stock, par value $0.001 per share, outstanding, and (iv) 10,000,000 shares of preferred stock, par value $0.001 per share, authorized (of which 1,800,000 shares are designated as Class A Redeemable Preferred Stock and 2,000,000 shares are designated as Class B Redeemable Preferred Stock) and no shares of preferred stock outstanding.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are being filed with this Current Report on Form 8-K:

3.1	Articles of Amendment of the Company, effective as of March 12, 2010.
3.2	Articles of Amendment of the Company, effective as of March 12, 2010.
3.3	Articles Supplementary of the Company, effective as of March 12, 2010.
99.1	Press Release, dated February 17, 2010, issued by Bimini Capital Management, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2010	BIMINI CAPITAL MANAGEMENT, INC.

	By:	/s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer

69209.000017 EMF_US 29446992v7

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Amendment of the Company, effective as of March 12, 2010.
3.2	Articles of Amendment of the Company, effective as of March 12, 2010.
3.3	Articles Supplementary of the Company, effective as of March 12, 2010.
99.1	Press Release, dated February 17, 2010, issued by Bimini Capital Management, Inc.